Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2021 (May 25, 2021, as to the effects of the reverse recapitalization described in Note 3 and subsequent events described in Note 24) relating to the financial statements of CarLotz, Inc., which appears in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-252993) of CarLotz, Inc.

/s/DELOITTE & TOUCHE LLP

Detroit, Michigan

June 11, 2021